                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Annual Report (Form 10-K) of Palm Harbor Homes, Inc. and subsidiaries of our report dated May 3, 1996, included in the 1996 Annual Report to Shareholders of Palm Harbor Homes, Inc.




                                        /s/ Ernst & Young LLP



Dallas, Texas
June 12, 1996